UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of report (date of earliest event reported):
October 1, 2004

LUCENT TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-11639	22-3408857

(Commission File Number)	(IRS Employer Identification No.)

600 Mountain Avenue, Murray Hill, New Jersey	07974

(Address of principal executive offices)	(Zip Code)

(908) 582-8500

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURES
EX-99.1 AMENDED & RESTATED LETTER OF CREDIT ISSUANCE & REIMBURSEMENT AGREEMENT
EX-99.2 AMENDED & RESTATED EXTERNAL SHARING DEBT AGREEMENT
EX-99.3 AMENDED & RESTATED GUARANTEE & COLLATERAL AGREEMENT
EX-99.4 AMENDED & RESTATED COLLATERAL SHARING AGREEMENT

Item 1.01. Entry into a Material Definitive Agreement.

On October 1, 2004, Lucent Technologies Inc. (“Lucent” or the “company”) amended and restated its two agreements with various banks for the issuance of letters of credit. The first agreement, the Amended and Restated Letter of Credit Issuance and Reimbursement Agreement (“L/C Agreement”) among the company, several banks and JPMorgan Chase Bank, as administrative agent, provides for the issuance of up to $215 million of new letters of credit for the account of Lucent and its subsidiaries until September 30, 2006, the expiration date. The second agreement, the Amended and Restated External Sharing Debt Agreement (“ESD Agreement”) among the company, several banks and JPMorgan Chase Bank, as administrative agent, permits Lucent to request renewal of the approximately $206 million of existing letters of credit currently outstanding under the ESD Agreement for the account of Lucent and its subsidiaries until its expiration date of September 30, 2006, but the banks are not required to renew the letters of credit under this agreement.

The company is no longer required to provide cash collateral for the exposure for letters of credit issued under the L/C Agreement or the ESD Agreement. If the L/C Agreement and the ESD Agreement are not renewed, the company will be required to provide cash collateral on September 30, 2007 for 100% of the then existing exposure for any letters of credit issued under either agreement. Lucent is also required to provide cash collateral under certain circumstances, such as the occurrence of events of default. Lucent is no longer required to meet specified levels of quarterly operating income under the L/C Agreement and the ESD Agreement. These agreements did retain the requirement for the company to maintain a minimum balance of unrestricted cash and short-term investments of not less than $2 billion, of which at least $1.1 billion must be maintained in accounts in the U.S.

On October 1, 2004, Lucent also amended and restated its existing Amended and Restated Guarantee and Collateral Agreement and Amended and Restated Collateral Sharing Agreement the company and certain of its subsidiaries have in favor of JPMorgan Chase Bank, as collateral agent. Under these agreements, specified U.S. subsidiaries of the company have guaranteed certain obligations of the company, and the company and these subsidiaries have pledged significant portions of their assets to secure the obligations. These agreements secure Lucent’s obligations under the L/C Agreement and the ESD Agreement. In addition, these agreements secure obligations of Lucent and its subsidiaries for specified hedging arrangements, guarantees to lenders for vendor financing, lines of credit for Lucent subsidiaries, and cash management and other bank operating arrangements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LUCENT TECHNOLOGIES INC.
Dated: October 7, 2004	By:	/s/ Mark G. Gibbens
		Name:	Mark G. Gibbens
		Title:	Vice President and Treasurer

Index to Exhibits

99.1	Amended and Restated Letter of Credit Issuance and Reimbursement Agreement, dated as of October 1, 2004, among Lucent Technologies Inc., several banks and other parties thereto and JPMorgan Chase Bank, as administrative agent.

99.2	Amended and Restated External Sharing Debt Agreement, dated as of October 1, 2004, among Lucent Technologies Inc., several banks and other parties thereto and JPMorgan Chase Bank, as administrative agent.

99.3	Amended and Restated Guarantee and Collateral Agreement, dated as of October 1, 2004, made by Lucent Technologies Inc. and certain of its subsidiaries in favor of JPMorgan Chase Bank, as collateral agent.

99.4	Amended and Restated Collateral Sharing Agreement, dated as of October 1, 2004, made by Lucent Technologies Inc. and certain of its subsidiaries in favor of JPMorgan Chase Bank, as collateral agent.